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         [LETTERHEAD OF FREEDMAN, LEVY, KROLL & SIMONDS APPEARS HERE]



                               February 21, 1997

USAA Life Investment Trust
9800 Fredericksburg Road
San Antonio, Texas 78288

Executives:

        This opinion is given in connection with the filing with the Securities and Exchange Commission ("SEC") by USAA Life Investment Trust, a Delaware trust (the "Trust"), of a notice pursuant to Rule 24f-2 (the "Rule 24f-2 Notice") under the Investment Company Act of 1940 (the "1940 Act").

        By its Registration Statement on Form N-1A (File Nos. 33-82270 and 811-8672, the "Registration Statement") filed with the SEC under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, the Trust registered an indefinite number of securities. The Rule 24f-2 Notice makes definite the number of these registered securities sold during the year ended December 31, 1996 ("shares").

        We have examined the following: the Certificate of Trust, dated July 20, 1994; the Master Trust Agreement, dated December 14, 1994, as amended February 7, 1997; the By-laws of the Trust; certain Board of Trustees' resolutions; the Notification of Registration on Form N-8A filed with the SEC under the 1940 Act on August 1, 1994; the Registration Statement as originally filed with the SEC under the 1933 Act and the 1940 Act on the same date, and amendments thereto substantially in the form filed with the SEC; a Certificate of Good Standing issued by the State of Delaware on February 10, 1997; pertinent provisions of the laws of Delaware; and such other records, certificates, representations, documents and statutes that we have deemed relevant in order to render the opinion expressed herein. Further, in rendering our opinion, we have assumed, without investigation, that the Trust issued the shares in the manner contemplated by the Registration Statement as in effect at the time of issuance.

        We are not members of the Delaware bar. Nevertheless, based on the foregoing, we are of the opinion that the shares are legally issued, fully paid and non-assessable.

        This letter expresses our opinion as to the Delaware Business Trust Act, addressing matters such as the authorization and issuance of shares, but does not extend to the securities or "Blue Sky" laws of Delaware or to federal securities or other laws.

                                        Very truly yours,

                                        /s/ Freedman, Levy, Kroll & Simonds
                                        -------------------------------------
                                        Freedman, Levy, Kroll & Simonds